EXHIBIT 10.8
GLOBALSECURE HOLDINGS LTD.
2003 INCENTIVE STOCK PLAN
STOCK OPTION AGREEMENT
     This Stock Option Agreement is entered into under and subject to the Company’s 2003 Incentive Stock Plan (“Plan”). Unless otherwise defined herein, capitalized terms shall have the same meanings in this Stock Option Agreement as are defined in the Plan.
I. NOTICE OF STOCK OPTION GRANT
Craig Bandes
c/o GlobalSecure Holdings Ltd.
8401 Corporate Drive, Suite 230
Landover, Maryland 20785
     The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:
Grant Number:
Date of Grant: March 1, 2004
Vesting Commencement Date: As per Vesting Schedule below
Exercise Price Per Share: 1.00
Total Number of Shares Granted: 100,000
Total Exercise Price: $100,000
Type of Option: non-ISO
Term/Expiration Date: 5-year
Vesting Schedule:
     This Option shall be vested, in whole or in part, according to the following schedule, and assuming the Employee is in Continuous Service through each date:
     4.1667% on the first day of each month, for a period of 24 months, commencing April 1, 2004, and continuing through March 1, 2006.
Termination Period.
     This Option shall be exercisable until the earlier of (i) the Expiration Date or (ii) 90 days after the termination of Employee’s Continuous Service as an Employee. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above and any unvested portions of the Option shall expire immediately upon termination of Continuous Service.
II. AGREEMENT
     1. Grant of Option. The administrator of the Plan (the “Administrator”) has granted to the Optionee an Option to purchase the number of Shares set forth in the Notice of Grant, at the Exercise Price per Share set forth in the Notice of Grant, and subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.
     If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), or to the extent any other requirement of section 422 is not met, this Option shall be treated as a Nonqualified Stock Option (“NSO”).
     2. Exercise of Option.
          (a) Right to Exercise. This Option shall be exercisable during its term in accordance with the applicable provisions of the Plan and this Option Agreement.
          (b) Method of Exercise. This Option shall be exercisable by delivery of an Exercise Notice in the form attached as Exhibit A which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares and, where required, by applicable withholding taxes. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.
          No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.
     3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
          (a) cash or check;
          (b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;
          (c) surrender of other Shares which, (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised Shares; or
          (d) such other method as the Administrator permits.
     4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

     5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.
     7. Optionee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.
     8. Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act or applicable law of any other jurisdiction in which an offering is being made by the Company, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
     9. Tax Consequences. Set forth below is a brief summary as of the date of this Agreement of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
          (a) Exercise of NSO. There may be a regular federal income tax liability, at ordinary income tax rates, and employment taxes (FICA and FUTA) upon the exercise of an NSO, If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to the required withholdings at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.
          (b) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the Optionee may be subject to the alternative minimum tax in the year of exercise. In addition, the Internal

Revenue Service has proposed rules that would impose employment taxes in some situations on exercise.
          (c) Disposition of Shares. The disposition of Shares is generally a taxable event. The tax treatment will depend on whether the Option is an ISO or an NSO, and on the length of time for which the Shares have been held by Optionee.
          (d) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (l) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.
     10. Entire Agreement, Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the laws of the State of New York.
     11. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, FOR ANY, OR NO, REASON EXCEPT AS MAY BE PROVIDED UNDER OTHER AGREEMENTS.
     Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	GlobalSecure Holdings Ltd.
/s/ Craig Bandes

Craig Bandes	By:	/s/ Michael Brigante

Address: c/o Global Secure Holdings Ltd.,
8401 Corporate Drive, Suite 230
Landover, Maryland 20785

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